SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2006

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2331986
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4295 San Felipe Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Changes in Fiscal Year.

Effective as of March 7, 2006, the Board of Directors of Prosperity Bancshares, Inc. (the “Company”) approved and adopted Amended and Restated Bylaws, which include amendments to the previously adopted Amended and Restated Bylaws of the Company.

The amendments to the Company’s Amended and Restated Bylaws were adopted to make the following changes: (i) remove the statement that directors need not be shareholders of the Company; (ii) clarify that any director elected by the remaining directors to fill a vacancy that occurs for any reason shall be elected for a term of office continuing until the next election of one or more directors by the shareholders; (iii) remove certain references to specific committees and their membership requirements and clarify certain other committee requirements and (iv) remove the provision allowing a committee to fix its own rules and clarify certain other provisions relating to committee procedures, meetings and quorum.

The foregoing summary of the amendments to the Company’s Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the complete text of the Company’s Amended and Restated Bylaws, which are filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
3.2	Amended and Restated Bylaws of the Company, effective March 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.

Dated: March 9, 2006	By:	/s/ James D. Rollins III
James D. Rollins III
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.2	Amended and Restated Bylaws of the Company, effective March 7, 2006.